EXHIBIT 3


THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


________________, 2000


                                EQUITY ONE, INC.

             (Incorporated under the laws of the State of Maryland)


          Warrant Agreement for the Purchase of Shares of Common Stock


No. WR-____

     FOR VALUE RECEIVED, EQUITY ONE, INC., a Maryland corporation (the "Corporation"), hereby certifies that ALONY HETZ PROPERTIES & INVESTMENTS, LTD. or assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Corporation, up to 1,025,000 fully paid and non-assessable shares of Common Stock at a price of $10.875 per share, subject to the adjustments set forth below (the "Exercise Price").

     The term "Common Stock" means the Common Stock, par value $.01 per share, of the Corporation. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Corporation" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

     Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Corporation, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Corporation that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

     1. Exercise of Warrant. This Warrant may be exercised, upon giving ten (10) Business Days advance written notice to the Corporation, with respect to a maximum of (i) 375,000 shares of Common Stock, in whole or in part, within any 30-50 day period following the end of a calendar quarter, provided that the desired exercise date is on or after the second Business Day following the Corporation's release of its quarterly or annual financial results, during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Time on December 31, 2001, and (ii) 650,000 shares of Common Stock in whole or in part, within any 30-50 day period following the end of a calendar quarter, provided that the desired exercise date is on or after the second Business Day following the Corporation's release of its quarterly or annual financial results, during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Time on December 31, 2002 (each of December 31, 2001 and December 31, 2002 shall be referred to herein as the "Expiration Date" with respect to the applicable Warrant Stock). The exercise price shall be $10.875 per Share, subject to adjustments set forth below. A "Business Day" as used herein shall mean any day on which banks are open for business in the city of New York.

     This Warrant shall be exercised by presentation and surrender of this Warrant to the Corporation at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (by wire transfer in accordance with instructions provided by the Corporation) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Corporation shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant of like terms evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Corporation of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Corporation at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

     2. Adjustment of Exercise Price. If the Corporation shall issue or enter into any agreement to issue any shares of Common Stock (excluding shares issued in connection with a downREIT or UPREIT transaction, a Dividend Reinvestment Plan, or any existing or future incentive compensation programs, whether in the form of shares or options) for a net per share purchase price less than $10.625, then, as of the date of such subsequent sale (the "Subsequent Issuance"), the exercise price for any unexercised Warrants shall be reduced (but not increased) by an amount (calculated to the nearest cent) determined by multiplying (a) the amount by which the net consideration per share for the subsequent issuance is less than $10.625 by (b) a fraction, the numerator of which is the number of new shares issued by the Corporation in the Subsequent Issuance and the denominator of which is the number of unpurchased Shares (pursuant to the Subscription Agreement) plus the number of unexercised Warrants (the "Subsequent Issuance Price Adjustment"). To the extent that the Corporation makes, from time to time, capital gain distributions, then, the exercise price of any unexercised Warrants, as of the date of the distribution, will also be adjusted downward by an amount, per share, on a fully diluted basis, so that the Investor will receive the benefit of such distribution as though it had exercised the Warrants, but only to the extent that it does exercise the Warrants.

     3. Reservation of Shares. The Corporation will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock of the Corporation from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

     4. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant. The Holder will be entitled to participate in the Corporation's
Dividend Reinvestment Plan to the full extent of its unexercised Warrants, to the extent they have not expired. With respect to the unexercised Warrants, the Holder will remit to the Corporation sufficient funds to purchase the associated number of shares. The Investor acknowledges and agrees that the Corporation may, at any time and in its sole discretion, suspend its Dividend Reinvestment Plan and that the Dividend Reinvestment Plan has been so suspended by the Corporation as of September 1, 2000.

     5. Anti-Dilution Provisions.

     5.1 Adjustment for Recapitalization. In case (i) the outstanding shares of the Common Stock shall be subdivided into a greater number of shares, (ii) a dividend or other distribution in Common Stock shall be paid in respect of Common Stock, (iii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, or (iv) any shares of the Corporation's capital stock are issued by reclassification of the Common Stock (including any reclassification upon a consolidation or merger in which the Corporation is the continuing corporation), the Exercise Price in effect immediately prior to such subdivision, combination or reclassification or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision, combination or reclassification or immediately after the record date of such dividend or distribution shall be proportionately adjusted to equal the product obtained by multiplying the Exercise Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) prior to giving effect to such combination, subdivision, reclassification or dividend and the denominator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) after giving effect to such combination, subdivision, reclassification or dividend. For purposes hereof, "on a fully diluted basis" means that all outstanding options, rights or warrants to subscribe for shares of common stock and all securities convertible into or exchangeable for shares of Common Stock (such options, rights, warrants and securities are collectively referred to herein as "Convertible Securities") and all options or rights to acquire Convertible Securities have been exercised, converted or exchanged, and shall be calculated using the treasury stock method basis, whereby options and warrants will be included in the calculation of the number of outstanding shares of common stock only to the extent the average market price of the common stock over the preceding period of ten (10) Business Days exceeds the price of the options or warrants.

     Whenever  the  Exercise  Price per share is  adjusted  as  provided in this
Section 5.1, the number of shares of Common Stock purchasable upon conversion of the Warrant immediately prior to such Exercise Price adjustment shall be adjusted, effective simultaneous with the Exercise Price adjustment, either up or down, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price per share in effect immediately prior to such Exercise Price adjustment and the denominator of which is the Exercise Price per share in effect upon such Exercise Price adjustment, which adjusted number of shares of Common Stock shall thereupon be the number of shares of Common Stock purchasable upon conversion of the Warrant until further adjusted as provided herein.

     5.2 Adjustment for Reorganization, Consolidation, Merger, Liquidation Etc. In case of any reorganization of the Corporation (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the date hereof or in case after such date the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation or liquidate, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger, conveyance or liquidation, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

     5.3 No Dilution. The Corporation will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, while this Warrant is outstanding, the Corporation (a) will not permit the par value, if any, of the shares of Common Stock receivable upon the exercise of this Warrant to be above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the

Corporation may validly and legally issue or sell fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything to the contrary contained herein, shares issued in connection with a downREIT or UPREIT transaction, a Dividend Reinvestment Plan, or any existing or future incentive compensation programs, whether in the form of shares or options, shall not be deemed a dilution in contravention of this provision.

     5.4 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Warrant Stock receivable on the exercise of this Warrant, the Corporation at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Corporation setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation will forthwith mail a copy of each such certificate to the Holder.

     5.5 Notices of Record Date, Etc. In case:

     (a) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

     (b) of any capital reorganization of the Corporation, any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation, or any conveyance of all or substantially all of the assets of the Corporation to another corporation; or

     (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then, and in each such case, the Corporation shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 15 Business Days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant, notwithstanding anything to the contrary in
Section 1 hereof, provided that the Holder is not in possession of any material nonpublic information at such time.

     6. Transfers. This Warrant and the rights granted hereunder may not be assigned, sold, transferred, pledged, hypothecated or otherwise disposed except to wholly owned subsidiaries or majority controlled affiliates of the Holder. Notwithstanding any other provision contained herein, the Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Corporation, is a person to whom the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

     7. Legend. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing such securities shall bear on the face thereof substantially the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE CORPORATION IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

     8. Incorporation of Subscription Agreement. The terms and conditions of the Subscription Agreement (including the representations, warranties and covenants made therein) between the Corporation and the Holder, dated as of the date hereof, (the "Subscription Agreement") are incorporated herein by reference and shall be deemed to be made herein.

     9. Notices. Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, in the case of the Corporation, addressed to it at the address set forth below;

                   Attention:  Howard M. Sipzner
                               Chief Financial Officer and Treasurer
                               Equity One, Inc.
                               1696 NE Miami Gardens Drive
                               North Miami Beach, Florida 33179
and in the case of the Holder at the address set forth on the record books of the Corporation, or at such other address of which the Corporation or the Holder has been advised by notice hereunder.

     10. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law rules thereof.

     11. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Corporation and the Holder and their respective successors and permitted assigns. Any successor or permitted assign of this Warrant, by its acceptance thereof, agrees to be bound by the terms of this Warrant with the same force and effect as if a signatory thereof.


                          (Signature on following page)

     IN WITNESS HEREOF, the Corporation has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                                           EQUITY ONE, INC.


                                           By:
                                              ------------------------------
                                              Name:
                                              Title:

                              WARRANT EXERCISE FORM


The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____________ shares of Common Stock of Equity One, Inc., a Maryland corporation, and hereby makes payment of $____________ in payment therefor.


                                        ----------------------------------
                                        Signature


                                        ----------------------------------
                                        Signature, if jointly held


                                        ----------------------------------
                                        Date


                       INSTRUCTIONS FOR ISSUANCE OF STOCK
         (if other than to the registered holder of the within Warrant)


Name____________________________________________________________________________
                     (Please type or print in block letters)


Address_________________________________________________________________________

________________________________________________________________________________


Social Security or
Taxpayer Identification Number__________________________________________________